UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2016

LIFEPOINT HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51251	20-1538254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Seven Springs Way Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

(615) 920-7000

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2016, the Board of Directors (the “Board”) of LifePoint Health, Inc. (the “Company”) elected Kermit R. Crawford and Jana R. Schreuder as Class II directors of the Company effective March 10, 2016.  As Class II directors, Mr. Crawford’s and Ms. Schreuder’s initial term expires at the 2016 annual meeting of stockholders, at which time they will each be one of the Class II director nominees presented to stockholders for election to serve until the annual meeting of stockholders in 2019.  The Company anticipates that Mr. Crawford and Ms. Schreuder will each serve on the Board’s Audit and Compliance Committee, Compensation Committee, Corporate Governance and Nominating Committee and Quality Committee, after the Company’s 2016 annual meeting of stockholders.  The Board has determined that Mr. Crawford and Ms. Schreuder are each independent in accordance with NASDAQ listing standards and the Company’s Corporate Governance Standards.  Mr. Crawford’s and Ms. Schreuder’s compensation will be materially consistent with other non-employee directors of the Company, as described in the Company’s proxy statement for the 2015 annual meeting of stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEPOINT HEALTH, INC.

	By:	/s/ Paul D. Gilbert
	Name:	Paul D. Gilbert
	Title:	Executive Vice President, Chief Legal Officer and Corporate Governance Officer

Date: March 10, 2016